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                                                                 EXHIBIT (4.8)

                             SUPPLEMENTAL INDENTURE

          Fourth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of March 15, 1994 (this "Fourth Supplement"), made by and among Buckeye Pipe Line Company, L.P., a Delaware limited partnership (the "Company"), and PNC Bank, National Association, formerly Pittsburgh National Bank, a national banking association, having its principal corporate trust office at One Oliver Plaza, Pittsburgh, Pennsylvania 15265 (the "Trustee"), and J.G. Routh, residing at 308 Depot Street, Jamestown, Pennsylvania 16134 (the "Individual Trustee"), as Trustees (together, the "Trustees") under the Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986 (the "Indenture"), by and among the Company and each of the Trustees, and recorded on the date and in the location shown on Schedule 1 attached hereto and made a part hereof, as amended by the First Supplemental Indenture dated as of December 1, 1987 ("First Supplement"), the Second Supplemental Indenture dated as of November 30, 1992 ("Second Supplement"), and the Third Supplemental Indenture dated as of December 31, 1993 ("Third Supplement"). Exhibit A attached hereto and made a part hereof sets forth the jurisdictions in which the Company has fee-owned real property or rights-of-way.

                             PRELIMINARY STATEMENT

          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The Company has entered into the Indenture with the Trustees. The Company and the Trustees are entering into this Fourth Supplement in accordance with the provisions of Article Twelve of the Indenture. Pursuant to Article Twelve of the Indenture, all other acts and things necessary to make this Fourth Supplement a valid instrument have been done and performed. All covenants and agreements made by the Company herein are for the benefit and security of the Noteholders and the Trustees. The Company is entering into this Fourth Supplement, and the Trustees are accepting this Fourth Supplement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          The Company represents that this Fourth Supplement does not encumber real property improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own cooking facilities.


This instrument prepared by:
James H. Carroll, Esq.
Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, PA  19103

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      1.  Amendments to Article One of the Indenture.
          ------------------------------------------

               (a) The definition of the term "Called Principal" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be redeemed pursuant to the terms of this Indenture or is declared to be immediately due and payable pursuant to Article Eight of this Indenture.

               (b) A definition of a new defined term in the Indenture shall be inserted into Article One as follows:

               "Deductible Capital Expenditures" shall mean, with respect to any period, the amount of all capital expenditures made during such period other than

                    (a) capital expenditures the reserving for which has
               resulted in deductions under clause (a) of the definition of Net Cash Available for Debt Service,

                    (b) capital expenditures which were not funded out of Net
               Cash Available from Operations,

                    (c) capital expenditures originally funded out of Net Cash
               Available from Operations but which were permanently financed with Debt prior to January 1, 1994 (the 1993 Notes being deemed, for purposes of this paragraph (c), to have been issued on December 31, 1993), or

                    (d) capital expenditures originally funded out of Net Cash
               Available from Operations but which are permanently financed with Debt (i) on or after January 1, 1994 (the 1993 Notes being deemed, for purposes of this paragraph (c), to have been issued on December 31, 1993), and (ii) within the 12-month period following the making of such capital expenditure.

               (c) The definition of the term "Net Cash Available to Partners" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Net Cash Available to Partners" shall mean at any time the Net Cash Available for Debt Service for the period from December 23, 1986 to the end of the last month prior to the date of determination for which financial statements are available, taken as a single

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          accounting period, plus (i) the aggregate cash proceeds of the sale or other disposition of capital assets, but only to the extent such proceeds are not required hereunder to be deposited with the Trustee, and (ii) amounts received from the Trustee and not required to be applied to the acquisition of property or other assets (including replacements), and less the sum of (iii) the amount of all Deductible Capital Expenditures made during such period, and (iv) all amounts required to be deposited with the Trustee in respect of such period pursuant to (S) 4.16 (including all amounts deposited in the Note Payment Account pursuant to (S) 7.01(a)). Schedule 2 attached hereto sets forth an example, as of December 31, 1993, of the calculation of Net Cash Available to Partners.

          (d) The definition of the term "Outstanding" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Outstanding", when used with respect to Notes, shall mean as of any particular time all Notes theretofore authenticated and delivered under this Indenture, except:

                    (a) Notes (or any portion thereof) cancelled at or prior to the particular time,

                    (b) Notes (or such portion thereof) for the payment or redemption of which (i) cash sufficient to pay, or (ii) such amount of direct obligations of the United States of America as will or will together with the income thereon without consideration of any reinvestment thereof be sufficient to pay, when due the principal and interest of such Notes (or such portion thereof) shall have theretofore been deposited with the Trustee in trust (whether upon or prior to the maturity or the redemption date of such Notes), provided that if such Notes (or portion thereof) are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Five provided or provision satisfactory to the Trustee shall have been made for such notice or irrevocable authorization shall have been given by the Company to the Trustee to give such notice, and

                    (c) Notes in lieu of and in substitution for which other Notes shall have been authenticated and delivered under the circumstances and in the manner provided in Article Two.

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          In the event that less than all of a series of Notes has been defeased, then the principal amount of each Note of such series deemed to be Outstanding for purposes of this Indenture shall be adjusted to give effect to such partial defeasance applied on a pro rata basis against all Notes of such series.

               (e) The definition of the term "Owned Entity" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Owned Entity" shall mean (a) a partnership in which the Company holds, directly or through Subsidiaries, more than 50% of the limited partnership interests and more than 50% of the aggregate partnership interests or (b) a corporation or other business entity in which the Company owns, directly or through Subsidiaries, shares representing more than 50% of the common equity and entitling the holders thereof to more than 50% of the voting rights for the election of directors of such entity, provided that such entity is not a Subsidiary; and provided, further, that the acquisition of such entity by the Company, directly or through a Subsidiary, shall have been approved by the Holders of 66-2/3% of the aggregate principal amount of the Notes Outstanding at the time of such acquisition.

               (f) The definition of the term "Reinvestment Yield" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Reinvestment Yield" shall mean, with respect to the Called Principal of any 1986 Note, the yield to maturity implied by the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported at the commencement of business on the Business Day next preceding the Settlement Date with respect to such Called Principal or, in the case of a redemption pursuant to (S) 2.12(b), the Business Day next preceding the date of the notice with respect to such Called Principal mailed to Holders of 1986 Notes pursuant to (S) 5.01) in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date. Such implied yield shall be determined (a) by calculating the remaining weighted average life to final maturity of such Called Principal

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          rounded to the nearest quarter-year and (b) if necessary, by interpolating linearly between Treasury Constant Maturity Series yields.

               With respect to the Called Principal of any Additional Note, "Reinvestment Yield" shall mean the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yield in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

               (g) The definition of the term "Settlement Date" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be redeemed pursuant to the terms of this Indenture or is declared to be immediately due and payable pursuant to Article Eight of this Indenture.

               (h) The definition of the term "Subsidiary" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Subsidiary" shall mean (a) a partnership in which the Company holds, directly or through Subsidiaries, all the limited partnership interest and substantially all the partnership interest or (b) a corporation or

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          other business entity in which the Company holds, directly or through
          Subsidiaries, substantially all the shares or other interests that represent the common equity and the holders of which have the right to elect substantially all the directors of such entity, and (b) all the assets of which (other than assets of the character of Excepted Property) are, directly or through a Subsidiary, subject to the Lien of this Indenture; provided that the acquisition of such entity by the Company, directly or through Subsidiaries, shall have been approved by the Holders of at least 66-2/3% of the aggregate principal amount of the Notes Outstanding at the time of such acquisition.

          2.   Amendments to Article Three of the Indenture.
               --------------------------------------------

               (a) Section 3.01 of the Indenture is hereby amended in its entirety to read as follows:

               (S) 3.01. The aggregate principal amount of Notes which may be Outstanding under this Indenture at any time (after giving effect to the authentication and delivery of Additional Notes the authentication and delivery of which are being requested and the redemption or defeasance of any Notes redeemed or defeased out of the proceeds of such Additional Notes) is limited to $275,000,000. This Indenture shall be and constitute a continuing lien to secure the full and final payment of the principal of and interest (and premium, if any) on all Notes which may, from time to time, be executed, authenticated and delivered hereunder.* Except as otherwise herein expressly provided, all Notes issued hereunder shall in all respects be equally and ratably secured hereby without preference, priority or distinction, as to lien or otherwise, on account of the actual time or times of the authentication and delivery or maturity of the Notes and or any of them, so that all Notes at any time Outstanding hereunder shall have the same right, lien and preference under and by virtue of this Indenture, and shall be equally secured hereby, with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof, whether the same or any of them shall actually be sold or disposed of at such date, or whether they, or any of them, shall be sold or disposed of at some future date, or whether they, or any of them, shall have been authorized to be authenticated and delivered under (S) 3.02, or may be authorized to be authenticated and delivered hereafter pursuant to other provisions of this Indenture.

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          --------------------
          * This Indenture, insofar as it constitutes a lien on real property located in any jurisdiction in which it cannot secure Additional Notes until a Supplemental Indenture in respect thereof shall have been filed, does not purport to secure Additional Notes unless and until a Supplemental Indenture with respect to such Additional Notes is duly recorded as may be required by the law of such jurisdiction.

               (b) Section 3.03(a) of the Indenture is hereby amended in its entirety to read as follows:

               (a) A Certified Resolution authorizing the execution and requesting the authentication and delivery of the Additional Notes applied for in the principal amount therein specified, designating the series of such Notes, as created by the terms of an Indenture Supplemental hereto in which are set out the terms and provisions of such series of Notes, the form thereof, and such other provisions applicable to such Notes as the Company may choose; provided that nothing contained in such Supplemental Indenture shall be inconsistent with any provision of this Indenture, unless the Required Holders of the Notes then Outstanding shall approve, and naming the officer or officers of the General Partner to whom or upon whose order such Notes shall be delivered.

               (c) Section 3.03(b) of the Indenture is hereby amended in its entirety to read as follows:

               (b) An Officers' Certificate, dated as of the date of such application, stating in substance that:

                    (1) the Net Cash Available for Debt Service for the twelve consecutive calendar months immediately preceding the first day of the month next preceding the month in which the application for authentication and delivery of Additional Notes is made, is equal to not less than 1.25 times the maximum amount of principal and interest required to be paid on a pro forma basis for the twelve calendar months next succeeding the above twelve month period on all Notes at the time Outstanding (after giving effect to the authentication and delivery of the Additional Notes the authentication and delivery of which are being requested and the redemption or defeasance

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

               of any Notes redeemed or defeased out of the proceeds of such Additional Notes);

                    (2) the ratio of (i) the aggregate principal amount of Notes to be Outstanding (after giving effect to the authentication and delivery of the Additional Notes the authentication and delivery of which are being requested and the redemption or defeasance of any Notes redeemed or defeased out of the proceeds of such Additional Notes) to (ii) Net Cash Available for Debt Service minus the amount of all capital expenditures for
                                -----
               the twelve consecutive calendar months immediately preceding the first day of the month next preceding the month in which the application for authentication and delivery of Additional Notes is made which were at any time funded out of Net Cash Available from Operations (other than capital expenditures the reserving for which has resulted in deductions under clause (a) of the definition of Net Cash Available for Debt Service), is not greater than 4.75 to 1;

                    (3) so far as known to such officers, the Company is not, and by the making or granting of the application or the issuance and sale of the Notes for which application is made, will not be, in Default in the performance of any of the terms and covenants of this Indenture; and, in the opinion of such officers, all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Additional Notes applied for have been complied with;

                    (4) there will not occur as a result of the issuance of the Additional Notes applied for any Material Adverse Effect; and

                    (5) no property described in the granting clauses of this Indenture or in any Supplemental Indenture which is still owned by the Company has become and still remains subject to any lien, other than the Lien of this Indenture and Permitted Liens, not existing thereupon at the date of this Indenture or such Supplemental Indenture.

               (d) Section 3.03(f) of the Indenture is hereby amended in its entirety to read as follows:

          (f)  Subject to the provisions of (S) 3.03(g) below, either:

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               (1)  An Officers' Certificate (i) stating the purpose for which the net proceeds of the issuance and sale of the Notes will be applied (such as funding the cost of specified completed or future Capital Improvements, redeeming or defeasing Outstanding Notes, providing for working capital or general Company purposes or otherwise), (ii) stating that the aggregate principal amount of the Notes that will be Outstanding under this Indenture immediately after the issuance of the Notes applied for (other than Notes issued in exchange or substitution for Outstanding Notes pursuant to (S) 2.04, 2.07 and 2.10 and Additional Notes issued pursuant to (S) 3.03(f) to provide funds required for the redemption or defeasance of Outstanding Notes pursuant to this Indenture) will not exceed the sum of $275,000,000, (iii) stating that no portion of the cost of the completed Capital Improvements referred to in such Officers' Certificate pursuant to clause (i) was or should properly have been charged against income, and that all of such amount was, in conformity with the regulations, rules and orders, if any, with respect to such matters in force at the time, of the public body or authority having jurisdiction or supervisory authority over the accounts of the Company, or, if there are no such regulations, rules and orders, in accordance with generally accepted accounting principles, capitalized on the books of the Company, and (iv) that no portion of such completed Capital Improvements is subject to any mortgage, pledge or other lien prior to the Lien of this Indenture (except construction liens securing indebtedness, to be paid by the Trustee out of the proceeds of the Additional Notes, and Permitted Liens), or to any easement or similar encumbrance except such as, in the opinion of such officers, does not impair the continued use of such property additions for the purposes for which they were acquired; or

               (2) Upon any application for the authentication of Additional Notes the net proceeds of the issuance and sale of which are to be used to fund the cost of Capital Improvements not yet incurred by the Company, (i) an Officers' Certificate specifying the information required by clauses (i) and (ii) of (S) 3.03(f)(1) and the amount of the cost of additional Capital Improvements to be funded out of the net proceeds of the issuance and sale of the Notes applied for, and
          (ii) deposit with the Trustee the net proceeds of the sale of such Additional Notes; or

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               (3) (a) Upon any application for the authentication of Additional
          Notes the net proceeds of the issuance and sale of which are to be used to redeem or defease Outstanding Notes, an Officers' Certificate specifying (i) that the net proceeds of the sale of the Notes applied for shall be applied in full to the redemption or defeasance of Notes pursuant to the terms of this Indenture, (ii) the principal amount of the Notes to be redeemed or defeased, (iii) the redemption date and the redemption price of the Notes called for redemption, (iv) that the redemption requirements of (S) 5.01 have been complied with, and (b) upon the issue and sale of the Notes applied for, an Officers' Certificate specifying the net proceeds of the sale of such Notes, and deposit with the Trustee the net proceeds of the sale of the Notes applied for and, to the extent such net proceeds are insufficient for the redemption or defeasance of the Notes to be called for redemption or to be defeased, such additional funds as shall be required, pursuant to this Indenture, to effect such redemption or defeasance.

               (e) A new Section 3.03(g) shall be added to Article Three of the Indenture to read in its entirety to read as follows:

               (g) The Company may elect (which election shall be evidenced by an Officers' Certificate delivered to the Trustee upon application for authentication of Additional Notes) to delay providing the Trustee with the certifications referred to in (S) 3.03(f)(1) and (S) 3.03(f)(2) (relating to the purpose for which Additional Notes will be issued) for up to twelve months after the date such Notes are issued. Once the Company subsequently provides such certifications, the proceeds of the issuance of such Additional Notes shall be applied, held and disbursed subject to the provisions of (S) 3.03(f)(2) and (S) 3.03(f)(3), as appropriate. If the Company does not provide the Trustee with such certifications within twelve months after the date such Additional Notes are issued, such Additional Notes shall be deemed to have been issued for general Company purposes.

          3.   Amendments to Article Four of the Indenture.
               -------------------------------------------

               (a) Section 4.05(d) of the Indenture is hereby amended in its entirety to read as follows:

               (d) at any and all times upon the written request of the Trustee and in any event in December of each calendar year, beginning with the year 1987, furnish to

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

          the Trustee and to the Holders of the Notes an Officers' Certificate stating in substance that the Company has complied with all the terms and conditions of paragraphs (a) and (b) of this (S) 4.05 and containing a detailed statement of the insurance then outstanding and in force provided for under said paragraph (a), including the amounts thereof, the names of the insurers, and the property, hazards and risks covered thereby; and

               (b) Section 4.07(a) of the Indenture is hereby amended in its entirety to read as follows:

               (S) 4.07. (a) The Company shall permit any persons designated by the Trustee or Holders of the Notes to visit and inspect any of the properties, books or financial records of the Company and the General Partner and to discuss the affairs, finances and accounts of the Company and the General Partner with the officers of the General Partner and representatives of Deloitte & Touche (or any other firm of independent public accountants employed by the Company), all at such reasonable times and as often as may reasonably be requested.

               (c) The last paragraph of Section 4.07(b) of the Indenture is hereby amended in its entirety to read as follows:

               Together with each delivery of financial reports and statements required by clauses (1) and (2) of this (S) 4.07(b), the Company will file with the Trustee and deliver to each of the Noteholders an Officers' Certificate (A) stating that there exists no Event of Default or Default or, if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Company has taken and/or proposes to take with respect thereto, (B) stating that the Company, as of the date thereof, had no direct or contingent liability in respect of refunds of regulated tariffs which are not disclosed in financial statements (including the notes thereto) accompanying such Officers' Certificate or, if any such liability or obligation then existed, specifying the nature and amount thereof, (C) showing in detail as of the end of the related fiscal period the calculations supporting the determination of the Net Cash Available from Operations, Net Cash Available for Debt Service and Net Cash Available to Partners for each month during such fiscal period and the calculations supporting such reports and statements in respect of the aggregate amount contributed by the Company and its Subsidiaries and Owned Entities to all Pension Plans and Multiemployer Plans in respect of such fiscal period; the aggregate amount of depreciation on physical property charged on the books of the Company during such fiscal period, and the respective amounts of all issuances of Additional Notes during such period, (D) confirming that every surrender or modification pursuant to (S) 6.02(c) of any easement, right-of-way, lease, franchise, power, privilege, license, authority or permit held by the Company was effected in compliance with (S) 6.02(c), and (E) provided that the Company shall be given reasonably sufficient time to comply, such other items as the Trustee or any Holder of the Notes may reasonably request. Together with each delivery of financial statements required by clause (1) of this (S) 4.07(b) the Company will file with the Trustee and deliver to each of the Noteholders a certificate of the accountants referred to in such clause stating that, in making the audit necessary to express their opinion on such financial statements, they have obtained no knowledge that there exists any Event of Default or Default, or if any Event of Default or Default exists, specifying the nature and period of existence thereof;

               (d) Section 4.07(d) of the Indenture is hereby amended in its entirety to read as follows:

               (d) In the event that this Indenture shall have been qualified under the Trust Indenture Act of 1939, the Company will (i) file with the Securities and Exchange Commission in accordance with the rules and regulations prescribed from time to time by said Commission and deliver to the Noteholders, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations, (ii) file with the Trustee and deliver to the Holders of the Notes, copies of all such information, documents and reports filed with the Securities and Exchange Commission, and
          (iii) deliver to the Noteholders such summaries of any information, documents and reports required to be filed with the Trustee pursuant to the provisions of paragraph (b) and (c) of this (S) 4.07 as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

               (e) Section 4.12(a) of the Indenture is hereby amended in its entirety to read as follows:

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

               (a) Debt of the Company represented by the Notes and all other amounts owing under this Indenture; provided that the aggregate principal amount of Notes which may be Outstanding under this Indenture at any time (after giving effect to the authentication and delivery of Additional Notes the authentication and delivery of which are being requested and the redemption or defeasance of any Notes redeemed or defeased out of the proceeds of such Additional Notes) shall not exceed $275,000,000, and further provided that no Additional Notes may be issued and authenticated hereunder unless the Company, among other things, files with the Trustee an Officers' Certificate certifying compliance with the financial ratios set forth in (S) 3.03(b)(1) (ratio of Net Cash Available for Debt Service for a specified historical twelve-month period must be equal to or not less than 1.25 times the maximum amount of principal and interest required to be paid during a specified pro forma twelve-month period) and (S) 3.03(b)(2) (ratio of aggregate principal amount of Notes to be Outstanding to Net Cash Available for Debt Service minus specified capital expenditures for a specified twelve-month period is not greater than 4.75 to 1),

               (f) Section 4.16 of the Indenture is hereby amended in its entirety to read as follows:

               (S) 4.16. The Company will deposit with the Trustee, on or before the 14th day of each month, beginning January 14, 1987 (each such day being herein called a "Deposit Date"), an amount, net of any credit provided for in Section 7.02, equal to (i) one-twelfth of the aggregate of the mandatory payments of principal and interest due in the calendar year in which the Deposit Date occurs on the Notes outstanding at the beginning of such calendar year plus (ii) from and after each issuance of Additional Notes during such calendar year an amount equal to the aggregate of the mandatory payments of principal and interest due during such calendar year on such Additional Notes divided by the number of Deposit Dates remaining in such calendar year at the date of issue thereof and less, (iii) any amounts it has directed the Trustee to apply to the payments of interest and principal on the Notes during such calendar year out of funds held by the Trustee pursuant to (S) 7.01 and 7.02 and legally available therefor (the aggregate of such amounts to be deposited on each Deposit Date being herein called the "Deposit Amount"). Commencing January 1, 1994 (the 1993 Notes being deemed, for purposes of this (S) 4.16, to have been issued on December 31, 1993), no Deposit Amount shall

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

          be deemed to be required to be made pursuant to this Section 4.16, or for the purpose of clause (iv) of the definition of Net Cash Available to Partners in respect of any defeased or redeemed Notes (or portion thereof) to the extent that the proceeds of (x) Debt incurred by the Company (other than Debt which has been incurred for the purpose, in accordance with (S) 3.03(f)(1) hereof, of funding the cost of completed Capital Improvements) or (y) additional capital contributions to the Company, have been used to defease or redeem, in accordance with this Indenture, such Notes (or portion thereof). For purposes of this Section 4.16, any subsequent use of the proceeds of Debt which has been incurred for the purpose of funding the cost of completed Capital Improvements shall be deemed to be a use funded out of Net Cash Available from Operations. For the purpose of calculating the Deposit Amount, the interest rate for the balance of the year on Notes which may bear interest at a variable rate is deemed to be fixed at the higher of (x) the average rate actually experienced during the calendar year to the Business Day preceding the Deposit Date, or (y) the rate actually in effect on the Business Day immediately preceding the Deposit Date. The Company will deposit with the Trustee, on or before the Business Day immediately preceding the day on which any Notes are to be redeemed pursuant to Article Five of this Indenture, the aggregate amount of principal of and interest (and premium, if any) due and payable on, such Notes upon the redemption thereof less any amounts it has directed the Trustee to apply to such redemption out of funds held by the Trustee and legally available therefor.

               (g) Section 4.17 of the Indenture is hereby amended in its entirety to read as follows:

               (S) 4.17 Except to the extent provided to the contrary in a Supplemental Indenture relating to particular series of Additional Notes, the Company will not permit any of its Subsidiaries and Owned Entities to, so long as any of the Notes are Outstanding, declare, or otherwise authorize, or make any payment or distribution of property, other assets or cash in respect of partnership interests to the Company's partners, except for the distribution to its partners on December 23, 1986 of $300,000,000 plus any cash on hand on December 23, 1986 (which shall not be deemed to be a distribution to partners for the purpose of this (S) 4.17) and except that, so long as there shall not, on the date of any such distribution, occur or be continuing any Default or Event of Default, the Company may, in addition, make cash distributions to its partners from time to time; provided that, at the time of declaration of each such distribution, which shall not precede the date of payment by more than 45 days (and after giving effect to such distribution), the aggregate amount of all such distributions shall not exceed the Net Cash Available to Partners at such time.

          4.   Amendments to Article Six of the Indenture.  Section 6.06 of the
               ------------------------------------------
Indenture is hereby amended in its entirety to read as follows:

               (S) 6.06. The Trustee shall not be required under any of the provisions of this Article Six to release any part of the Mortgaged Property from the Lien hereof at any time when the Company shall be in Default hereunder, but notwithstanding any such Default the Trustee may release from the Lien hereof any part of the Mortgaged Property, upon compliance by the Company with the other conditions specified in this Article Six in respect hereof, if the Trustee in its discretion shall deem such release to be in the best interest of the Noteholders or shall have the consent of the holders of at least 66-2/3% of the Outstanding principal amount of the Notes. In case the Trust Estate shall be in the possession of one or more receivers lawfully appointed or of a trustee in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Federal bankruptcy laws, as now or hereafter constituted, or applicable State laws) or of assignees for the benefit of creditors, the powers confirmed by this Article Six on the Company may be exercised by such receivers, trustees or assignees, with the approval of the Trustee, regardless of whether or not the Company is in Default hereunder, and in such event a writing signed by such receivers, trustees or assignees, may be received by the Trustee in lieu of any Certified Resolution required by the provisions of this Article Six, and such receivers, trustees or assignees may make any certificate required by the provisions of this Article Six, to be made by an officer or officers of the Company. If the Trustee or the Trustees hereunder shall be in possession of the Trust Estate under any provisions of this Indenture, then all such powers by this Article Six conferred upon the Company may be exercised by the Trustee or the Trustees in its or their discretion.

          5. This Fourth Supplement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Fourth Supplement to be executed on its behalf by its General Partner, by the President or one of the Vice Presidents of the General Partner, and the corporate seal of the General Partner to be hereto affixed and said seal and this Indenture to be attested by the General Partner's Secretary or one of its Assistant Secretaries; and the Trustee has caused this Fourth Supplement to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Assistant Secretaries; and the Individual Trustee has affixed his hand and seal hereto; all as of the 15th day of March, one thousand nine hundred and ninety-four.


Witness                             BUCKEYE PIPE LINE COMPANY, L.P.


- ----------------------------             By: BUCKEYE PIPE LINE COMPANY,
James H. Carroll                         a Delaware corporation, as
- ----------------------------             general partner

Witness                                  By: /s/ Steven C. Ramsey
                                            ---------------------------
- ----------------------------                Name:  Steven C. Ramsey
C. Richard Wilson                           Title: Vice President
- ----------------------------             (Corporate Seal)
                                         Attest:


                                           /s/ Arthur Rosenblatt
                                          ------------------------------
                                         Name:  Arthur Rosenblatt
                                         Title: Assistant Secretary


Witness PNC BANK, NATIONAL ASSOCIATION, formerly Pittsburgh National Bank, as Trustee


- ----------------------------
Sherry Locke                        By: /s/ F.J. Deramo
- ----------------------------           --------------------------------
                                       Name:  F.J. Deramo
Witness                                Title: Vice President
                                    (Corporate Seal)
- ----------------------------        Attest:
Kathy DiPasquale
- ----------------------------

                                        /s/ Amy R. Howcroft
                                       -----------------------------------
                                       Name:  Amy R. Howcroft
                                       Title: Assistant Vice President

Witness                             J.G. ROUTH, as Individual Trustee

- ----------------------------
Sherry Locke                        By: /s/ J.G. Routh
- ----------------------------           --------------------------------
                                       Name:  J.G. Routh
Witness                                Title:

- ----------------------------
Kathy DiPasquale
- ----------------------------


I hereby certify that the correct address of the Trustee is:
One Oliver Plaza
Pittsburgh, PA 15265


By: /s/ F.J. Deramo
   ------------------------
   For Trustee


I hereby certify that the correct address of the Individual Trustee is:
308 Depot Street
Jamestown, PA 16134


By: /s/ J.G. Routh
   ------------------------
   For Trustee



This instrument prepared by:
James H. Carroll, Esq.
Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, PA  19103

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF LEHIGH              )



On the _____ day of March, 1994, before me personally came Steven C. Ramsey, to me known, who, being by me duly sworn, did depose and say that he resides at No. 598 Bair Road, Berwyn, Pennsylvania 19312; that he is the Vice President of Buckeye Pipe Line Company, the corporation described in and which executed the foregoing instrument; which corporation is a general partner of Buckeye Pipe Line Company, L.P., the Delaware limited partnership described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                                ______________________________
                                                Notary Public

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF ALLEGHENY           )



On the ____ day of March, 1994, before me personally came F.J. Deramo, to me known, who, being by me duly sworn, did depose and say that he resides at No. 217 Chestnut Road, Sewickley, Pennsylvania 15143; that he is the Vice President of PNC Bank, National Association, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                                ______________________________
                                                Notary Public

COMMONWEALTH OF PENNSYLVANIA )
                              )  ss.:
COUNTY OF ALLEGHENY           )



On the ____ day of March, 1994, before me personally came J. G. Routh, to me known to be the individual described in and who executed the foregoing instrument in the capacity therein stated, and acknowledged that he executed the same.



                                                ______________________________
                                                Notary Public



This instrument prepared by:
James H. Carroll, Esq.
Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, PA  19103

                                   SCHEDULE 1

          The Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986, was recorded on ______________________, 198__, in the land records in and for the [Town] [County] of _____________________, State of ___________________, at Mortgage Book (Folio) ________________, Page
_____________.